EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement on Form S-2 of our report dated January 31, 1997, relating to the consolidated balance sheet of LSS
- Lone Star - Houston, Inc. and Subsidiary as of December 31, 1996, and for the year then ended, incorporated by reference in this Registration Statement.



Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

November 25, 1997